UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Report: January 9, 2004


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I.   2003 Year-End Debt Balance

     EOG Resources, Inc. (EOG) anticipates its 2003 year-end debt balance to be $1,109 million.

II.  2003 Fourth Quarter Financial Commodity Contracts

     For the fourth quarter of 2003, EOG anticipates a loss from mark-to-market financial commodity price swap and collar contracts of $43 million compared to a loss of $7 million for the prior year period. During the fourth quarter of 2003, the net cash inflow related to settled natural gas and crude oil financial price swap contracts, settled natural gas financial collar contracts and premium payments associated with certain natural gas financial collar contracts was $1 million compared to a net cash outflow of $11 million for the comparable period in 2002.

III. 2004 Natural Gas and Crude Oil Financial Price Swap and
Natural Gas Financial Collar Contracts

     With the objective of enhancing the certainty of future revenues, from time to time EOG enters into New York Mercantile Exchange (NYMEX) related financial commodity price swap and collar contracts. In addition to these financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

(a) Natural Gas Financial Contracts

     EOG did not enter into any additional natural gas financial price swap or natural gas collar contracts since EOG filed its Current Report on Form 8-K on November 3, 2003 (November 3, 2003
Form 8-K).

(b) Crude Oil Financial Contracts

     Since EOG filed its November 3, 2003 Form 8-K, EOG entered into additional crude oil financial price swap contracts covering notional volumes of two thousand barrels per day (Bbld) for the period January 2004 to August 2004 at an average price of $29.62 per barrel. EOG accounts for these price swap contracts using the mark-to-market accounting method. Presented below is a summary of EOG's 2004 crude oil financial price swap contracts as of January 9, 2004.

                         Average Price      Volume
                            ($/Bbl)         (Bbld)

     2004
     January                 $30.61          4,000
     February                 30.12          4,000
     March                    29.58          4,000
     April                    29.08          4,000
     May                      28.66          4,000
     June                     28.27          4,000
     July                     27.91          3,000
     August                   28.11          2,000

Mark-to-Market Line Item on the Income Statement

     The mark-to-market line item on the income statement, which can be approximated using the crude oil financial contract data above, the natural gas financial contract data presented in the November 3, 2003 Form 8-K and prices for closed and open NYMEX contracts at any time, would include not only the effect of cash settlements for the period, but also the gains or losses resulting from the changes in mark-to-market values at the beginning and end of the period for contracts in place as described above.

     This mark-to-market computation is very sensitive to prices
(can move up or down), which could differ significantly from those of the current market place.

IV.  Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to terrorist activities; acts of war; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                EOG RESOURCES, INC.


Date: January 9, 2004       By: /s/TIMOTHY K. DRIGGERS
                                Timothy K. Driggers
                                Vice President and Chief
                                Accounting Officer
                                (Principal Accounting Officer)